EXHIBIT 10.1

NOTE

SBA Loan #	1395658910
SBA Loan Name	Telkonet Inc
Date	April 26, 2021
Loan Amount	$913,062.50
Interest Rate	1.00%
Borrower Name	Telkonet Inc
Operating Company	N/A
Lender	Heritage Bank of Commerce

1. PROMISE TO PAY:

in return for the Loan, Borrower promises to pay to the order of Lender the amount of Nine Hundred Thirteen Thousand Sixty Two Dollars and Fifty Cents, interest on the unpaid principal balance, and all other amounts required by this Note.

2.    DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Document” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.    PAYMENT TERMS:

Additional Definitions:

“Covered Period” means the period beginning on the Disbursement Date and ending on any date selected by Borrower that occurs during the period: (I) beginning on the date that is 8 weeks after the Disbursement Date; and (II) ending on the date that Is 24 weeks after the Disbursement Date. Notwithstanding the foregoing, if Borrower does not apply for forgiveness of the Loan (In accordance with the PPP Rules) wtthin 10 months following the 24-week period after the Disbursement Date, then the Covered Period shall be the 24-week period after the Disbursement Date.

“Disbursement Date” means the date the proceeds of the Loan are disbursed.

“First Draw PPP Loan” means the first loan a party may obtain under the PPP as permitted under the PPP Rules.

“Forgiven Principal” means the amount of principal outstanding under this Note that has been forgiven, if any, as determined by the SBA and/or Lender in accordance with the PPP Rules.

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“Unforgiven Principal” means the amount of principal outstanding under this Note less any Forgiven Principal.

“Payment Deferral Period” means the period during which payments are not required to be made under this Note, as described below under “Payments.”

“Payment Due Date” means the 5th calendar day of each month during which monthly payments are due under this Note, as described below under “Payments.” If the Payment Due Date for any calendar month occurs on a non-business day then the payment shall be received by Lender on the immediately following business day.

“PPP" means the SBA's Paycheck Protection Program, as established pursuant to Sections 1102 and 1106 of the Coronavirus Aid, Relief, and Economic Security Act, as may be amended and supplemented from time to time.

“PPP Rules” means: (i) if the Loan is a First Draw PPP Loan all laws, regulations, guidelines and releases applicable to the PPP for First Draw PPP Loans, as the same may be amended from time to time and (ii) if the Loan is a Second Draw PPP Loan, all laws, regulations, guidelines and releases applicable to the PPP for Second Draw PPP Loans, as the same may be amended from time to time.

“Review Request Period” means, if Lender denies in full Borrower's loan forgiveness application that was submitted under the PPP Rules, the 30 day period after Lender provides to Borrower notice of Lender's decision during which time Borrower may inform Lender that Borrower requests the SBA to review Lender's denial in full decision.

“Second Draw PPP Loan” means, after a party has previously obtained a First Draw PPP Loan under the PPP, the second loan the same party may obtain under the PPP as permitted by the PPP Rules, which include (without limitation): (i) the Consolidated Appropriations Act of 2021 (Public Law No. 116-260) enacted on December 27, 2020, as may be amended from time to time ("CAA"); and (ii) the SBA's regulations implementing the CAA, as may be amended from time to time).

Maturity:

This Note will mature in five (5) years from the Disbursement Date, on which date all accrued and unpaid interest and unpaid Unforgiven Principal shall be due.

Interest Rate:

The interest rate is 1.00% per year calculated on a non-compounding, non-adjustable basis. Interest payable with respect to any full calendar month shall be calculated according to the actual number of days in a period as a fraction of a 365-day year. Interest shall begin to accrue on principal outstanding under this Note beginning on the Disbursement Date, and will continue to accrue until Borrower's obligations under this Note are repaid in full (including, without limitation, during the Payment Deferral Period).

Payments:

Payments on any Unforgiven Principal and unpaid accrued interest owed under this Note will be due after the Payment Deferral Period which is the applicable period described below.

•	If Borrower submits a loan forgiveness application in accordance with the PPP Rules within 10 months after the end of the Covered Period, payments under this Note are deferred until the date on which the SBA remits the loan forgiveness amount on the Loan to Lender or notifies Lender that no loan forgiveness is allowed (however, if Lender denies in full Borrower's loan forgiveness application, then payments under this Note will be deferred as follows (as applicable): (a) if Borrower does not during the Review Request Period provide to Lender notice that Borrower requests the SBA to review Lender's denial in full decision, then payments shall deferred until the end of the Review Request Period, or (b) if Borrower during the Review Request Period provides to Lender notice that Borrower requests the SBA review Lender's denial in full decision, then payments under this Note will be deferred until the SBA informs Lender of the SBA's decision on the review). Lender will provide Borrower with notice of either the remittance by the SBA of the loan forgiveness amount or that no loan forgiveness is allowed.

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•	If Borrower does not submit a loan forgiveness application in accordance with the PPP Rules within 10 months after the end of the Covered Period, then payments under this Note are deferred until the end of the 10 months following the Covered Period.

If there is any Unforgiven Principal and/or unpaid accrued interest owed under this Note after the Payment Deferral Period, then Borrower shall make monthly payments to repay such amounts beginning after the Payment Deferral Period on the Payment Due Date of the first calendar month following the Payment Deferral Period; however, notwithstanding the foregoing, if there is less than 20 calendar days between the end of the Payment Deferral Period and the Payment Due Date of the first calendar month following the Payment Deferral Period, then the first payment will be due on Payment Due Date of the second calendar month following the Payment Deferral Period. The amount of such payments will be calculated by amortizing the following over the period starting the day after the Payment Deferral Period and ending on the Note's maturity: (i) any Unforgiven Principal outstanding as of the end of the Payment Deferral Period; and (ii) all unpaid accrued interest that was not forgiven by the SBA in accordance with the PPP Rules; however, in no event will interest be compounded on the Loan (that is, interest will not accrue on unpaid interest). The final payment due under this Note shall also include any unpaid balance of principal and accrued interest.

If monthly payments are to be made under this Note after the Payment Deferral Period, then Lender shall provide Borrower advance notice of the payment information, including the date the monthly payments will commence and the amounts of such payments.

Application of Payments

Lender will apply each monthly payment first to pay interest accrued and unpaid to the day Lender receives the payment, second to bring Unforgiven Principal current, and third to reduce any other Unforgiven Principal.

Loan Prepayment:

Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note. Borrower may prepay this Note in any amount and at any time without any prepayment penalty.

Loan Forgiveness:

Pursuant to the PPP Rules, the principal and accrued interest on the Loan may be forgiven and Borrower shall not owe such amounts if Borrower: (i) uses such amounts for forgivable purposes as described in the PPP Rules; and (ii) Borrower complies with the requirements specified in the PPP Rules to qualify for the loan forgiveness. However, whatever portion of the proceeds of the Loan not forgiven under the PPP Rules, as determined by the SBA and/or Lender, and any interest accrued thereon, shall be due and payable to Lender in accordance with this Note. Borrower represents that before the Disbursement Date the Borrower has received and read the PPP Rules, and agrees to obtain and read any other PPP Rules as may be later issued, amended or supplemented. However, Lender is under no obligation to notify Borrower of any new or changed PPP Rules or to provide a copy of such new or changed PPP Rules to Borrower.

Additional Conditions.

The Loan (including any forgiveness thereon for which Borrower may qualify) is made pursuant, and subject, to the PPP Rules. The Loan, and this Note, are subject to the PPP Rules, and in the event of a conflict between this Note and the PPP Rules, the PPP Rules shall govern to the extent of the conflict. If the PPP Rules are amended to make any provision of this Section 3 invalid, Lender reserves the right to amend such provision so that it complies with such amended PPP Rules.

If the Loan is a First Draw PPP Loan, Borrower represents and warrants that it has not previously obtained a First Draw PPP Loan (including with Lender or another lender). If the Loan is a Second Draw PPP Loan, Borrower represents and warrants that it has used, or will use, the full amount of its First Draw PPP Loan (including the amount of any increase on such First Draw PPP Loan), on or before the Disbursement Date and only for uses authorized under the PPP Rules.

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4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A. Fails to do anything required by this Note and other Loan Documents;

B. Defaults on any other loan with Lender;

C. Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds;

D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;

G. Fails to pay any taxes when due;

H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.  Has a receiver or liquidator appointed for any part of their business or property;

J.  Makes an assignment for the benefit of creditors;

K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;

L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;

B. Collect all amounts owing from any Borrower or Guarantor;

C. File suit and obtain judgment;

D. Take possession of any Collateral; or

E. Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

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6. LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A.  Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.  Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.  Release anyone obligated to pay this Note;

D.  Compromise, release, renew, extend or substitute any of the Collateral; and

E.  Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10. STATE-SPECIFIC PROVISIONS:
None

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

Telkonet Inc

By: /s/ Jason Tienor

Jason Tienor, President/CEO of Telkonet Inc

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PPP LOAN BORROWER CERTIFICATION
AND ADDENDUM TO LOAN AGREEMENT

This PPP Loan Borrower Certification and Addendum to Loan Agreement ("Certification and Addendum") is made on April 26, 2021 by Telkonet Inc, ("Borrower") for the benefit of Heritage Bank of Commerce ("Lender"). This Addendum forms a part of, and is incorporated into, that certain Business Loan Agreement (the "Loan Agreement") that, as applicable: (i) was executed by Borrower in connection with a loan previously made by Lender to Borrower; or (ii) is of even date herewith and executed in connection with the "Loan" (as that term is defined below). This Addendum shall control to the extent of any conflict between: (i) this Addendum, and (ii) the Loan Agreement or any other "Loan Document" (as that term is defined below).

Borrower is executing this Addendum in order to induce Lender to make a loan to Borrower for the amount and under the terms stated in the Promissory Note of even date herewith and executed by Borrower (the "Note") issued pursuant to the terms of the Paycheck Protection Program ("PPP") established under Sections 1102 and 1106 of the Coronavirus, Aid, Relief, and Economic Security Act enacted March 27, 2020 and as may be amended from time to time (the "CARES Act") and as implemented by the U.S. Small Business Administration ("SBA").

NOTWITHSTANDING ANY PROVISION IN THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND LENDER AGREES AS FOLLOWS:

1.	Definitions. In addition to terms defined elsewhere in this Addendum, the below definitions apply to this Addendum,

a.	"Affiliates" means concerns and entities that are affiliates of each other as described in 13 CFR Section 121.301(f), as may be modified from time to time, and as determined in accordance with 13 CFR Section 121.103 as may be modified from time to time. However, for purposes of the PPP and this Addendum, Affiliates do not include Waived Affiliates. Weblinks to 13 CFR Sections 121.301 and 121.103, are included in Appendix A to this Addendum.
b.	"Alternative Size Standard" means a Business Concern together with any Affiliates that meets the following limits (as may be changed from time to time by the SBA): (i) has a maximum tangible net worth of not more than $15 million; and (ii) has an average net income after federal income taxes (excluding any carry-over losses) for the two full fiscal years before the date of application for the Loan that is not more than $5 million.
c.	"Business Concern" has the meaning provided in 13 CFR Section 121.105 (as may be amended from time to time). As of January 22, 2021, the definition of "Business Concern" provided in 13 CFR Section 121.105 includes a business entity organized for profit, with a place of business located in the United States, and which operates primarily within the United States or which makes a significant contribution to the U.S. economy through payment of taxes or use of American products, materials or labor. A weblink to 13 CFR Section 121.105 is included in Appendix A to this Addendum.
d.	"Covered EAA Section 322 Entity" means an entity for which the U.S. president, the U.S. vice president, the head of an "executive department" (as defined in 5 USC 101) or a member of U.S. Congress (as well as the spouses of the foregoing persons as determined under applicable common law), directly or indirectly holds a "controlling interest" (as that term is defined in this Paragraph d. below) in the entity. For purposes of this Paragraph d.: (i) "controlling interest means owning, controlling, or holding not less than 20 percent, by vote or value, of the outstanding amount of any class of "equity interest" (as that term is defined in this Paragraph d. below) of an entity; and (ii) "equity interest" means (a) a share in an entity, without regard to whether the share is transferable or classified as stock or anything similar, (b) a capital or profit interest in a limited liability company or partnership, or (c) a warrant or right, other than a right to convert, to purchase, sell, or subscribe to a share or interest described in (a) or (b), respectively.

e.	"Covered Period" means the "covered period" applicable to the Loan as described in the PPP Rules as may be amended from time to time. As of January 22, 2021, the "Covered Period" is the period beginning on the disbursement of the proceeds of the Loan as provided in the Note ("Loan Disbursement Date") and ending on any date selected by Borrower that occurs during the period: (i) beginning on the date that is 8 weeks after the Loan Disbursement Date; and (ii) ending on the date that is 24 weeks after the Loan Disbursement Date. Notwithstanding the foregoing, if Borrower does not apply for forgiveness of the Loan (in accordance with the PPP Rules) within 10 months following the 24-week period after the Loan Disbursement Date, then the Covered Period shall be the 24-week period after the Loan Disbursement Date.

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f.	"Eligible 501(c)(3) Nonprofit” means a tax-exempt nonprofit organization described in Section 501(c)(3) of the Internal Revenue Code ("IRC").

g.

“Eligible 501(c)(6) Organization” means an organization that is described in IRC Section 501(c)(6) and that is exempt from taxation under IRC Section 501(a) (excluding professional sports leagues and organizations with the purpose of promoting or participating in a political campaign or other activity).

h.	"Eligible 501(c)(19) Veterans Organization" means a tax-exempt veterans organization described in IRC Section 501(c)(19).

i.	“Eligible Housing Cooperative” means a "housing cooperative" as defined in IRC Section 216(b).

j.	"Eligible Destination Marketing Organization" means a non-profit organization that:

a.	Is either (a) an organization described in IRC Section 501(c) and exempt from tax under IRC Section 501(a); or (b) a quasi-governmental entity or is a political subdivision of a state or local government (including any instrumentality of those entities); and
b.	Engaged in either:
i.	Marketing and promoting communities and facilities to businesses and leisure travelers through a range of activities, including: (i) assisting with the location of meeting and convention sites; (ii) providing travel information on area attractions, lodging accommodations, and restaurants; (iii) providing maps; and (iv) organizing group tours of local historical, recreational and cultural attractions; or

ii.	Providing live events as long as it derives the majority of the operating budget of the entity from revenue attributable to providing the live events.
k.	"Eligible News Organization" is a news organization that is: (i) majority owned or controlled by a North American Industry Classification System ("NAICS") Code 511110 (Newspaper Publishers) or 5151 (Radio and Television Broadcasting) business; or (ii) a non-profit public broadcasting entity with a trade or business under NAICS Code 511110 or 5151.
I.	"First Draw PPP Loan" means the first loan made to a borrower under the PPP and as permitted under the PPP Rules (including, without limitation, the PPP Consolidated IFR).
m.	"Loan" means the loan evidenced by the Note.
n.	"Loan Documents" includes the PPP Loan Application, this Addendum, the Loan Agreement, the Note, and any other document executed by Borrower in connection with the Loan.
o.	"PPP Consolidated IFR" means the SBA's interim final rule published in the federal register on January 14, 2021, entitled "Business Loan Program Temporary Changes; Paycheck Protection Program as Amended by Economic Aid Act" (86 FR 3692) and as may be amended or supplemented from time to time. A weblink to the PPP Consolidated IFR is included in Appendix A to this Addendum.
p.	"PPP Second Draw IFR" means the SBA's interim final rule published in the federal register on January 14, 2021, entitled "Business Loan Program Temporary Changes; Paycheck Protection Program Second Draw Loans" (86 FR 3712) and as may be amended or supplemented from time to time. A weblink to the PPP Second Draw IFR is included in Appendix A to this Addendum.
q.	"PPP Loan Application" means the following application Borrower submitted to Lender to apply for the Loan: (i) if the Loan is a First Draw PPP Loan, then the Paycheck Protection Borrower Application Form (SBA Form 2483), or Lender's equivalent or any successor form; or (ii) if the Loan is a Second Draw PPP Loan, then the Paycheck Protection Second Draw Borrower Application Form (SBA Form 2483-SD), or Lender's equivalent or any successor form.
r.	"PPP Rules" means all laws (including, without limitation, the CARES Act as well as the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act ("EAA"), as such laws may be amended from time to time), statutes, regulations, frequently asked questions, guidance and other releases governing the PPP (as each of the foregoing may be amended or supplemented from time to time) that were previously issued or that will be issued by the SBA or Treasury (either together or separately). If the Loan is a First Draw PPP Loan, then references to "PPP Rules" herein refer to the PPP Rules that govern First Draw PPP Loans. If the Loan is a Second Draw PPP Loan, then references to "PPP Rules" herein refer to the PPP Rules that govern Second Draw PPP Loans. Certain PPP Rules (including the SBA's regulations, frequently asked questions and certain guidance governing the PPP) may be found on the Treasury's website (a weblink to the such PPP Rules posted on the Treasury's website is included in Appendix A to this Addendum).

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s.	"Second Draw PPP Loan" means a loan a borrower may obtain under the PPP after it obtains a First Draw PPP Loan, and as permitted under the PPP Rules (including, without limitation, the PPP Second Draw IFR).
t.	"Small Business Concern" is a small business concern as defined in Section 3 of the Small Business Act (15 USC 632), and generally subject to SBA's affiliation rules under 13 CFR 121.301(f).
u.	"Treasury" means the U.S. Department of Treasury.
v.	"Tribal Business" means a tribal business concern described in Section 31(b)(2)(C) of the Small Business Act.
w.	"Waived Affiliates" means the following (as may be amended or supplemented by the PPP Rules):

a.	If the Loan is a First Draw PPP Loan, the affiliates of the following entities listed below:

i.	Any Business Concern with not more than 500 employees that, as of the date on which the loan is disbursed, is assigned a NAICS Code beginning with 72;
ii.	Any Business Concern operating as a franchise that is assigned a franchise identifier code by the SBA;
iii.	Any Business Concern that receives financial assistance from a company licensed under Section 301 of the Small Business Investment Act of 1958 (15 U.S.C. 681); and
iv.	(a) Any Business Concern (including any station which broadcasts pursuant to a license granted by the Federal Communications Commission ("FCC") under Title III of the Communications Act of 1934 (47 U.S.C. 301 et seq.) without regard for whether such a station is a concern as defined in 13 CFR Section 121.105, or any successor thereto) that employs not more than 500 employees, or the size standard established by the SBA for the NAICS code applicable to the business concern, per physical location of such business concern and is majority owned or controlled by a Business Concern that is assigned a NAICS code beginning with 511110 or 5151; or (b) any nonprofit organization that is assigned a NAICS code beginning with 5151.

b.	If the Loan is a Second Draw PPP Loan, the affiliates of the following entities listed below:

i.	All entities listed in Section 1.w.(1) above;
ii.	Any Business Concern with no more than 300 employees that, as of the date on which the Second Draw PPP Loan is disbursed, is assigned an NAICS Code beginning with 72;
iii.	Any Business Concern (including any station which broadcasts pursuant to a license granted by the FCC under Title III of the Communications Act of 1934 (47 U.S.C. 301 et seq.) without regard for whether such a station is a concern as defined in 13 CFR 121.105, or any successor thereto) that employs not more than 300 employees, per physical location of such business concern and is majority owned or controlled by a business concern that is assigned a NAICS Code beginning with 511110 or 5151; and

iv.	Any nonprofit organization that is assigned a NAICS Code beginning with 5151.

2.       Certifications. Borrower hereby certifies and represents each of the below as of the Effective Date.

a.	All certifications and representations set forth in the PPP Loan Application, as may be amended, are incorporated herein by reference, are true and correct, and are hereby reaffirmed to Lender and ratified by Borrower as if set forth herein at length. For purposes of this Section 2.a, terms used in the PPP Loan Application are given the meanings provided in Section 1 above as follows: (i) "501(c)(3) nonprofit" means "Eligible 501(c)(3) Nonprofit" as defined in Section 1 above; (ii) "affiliates" means "Affiliates" as defined in Section 1 above; (iii) "covered period" means "Covered Period" as defined in Section 1 above; (iv) "eligible 501(c)(6) organization" (and "501(c)(6) organization") means "Eligible 501(c)(6) Organization" as defined in Section 1 above; (v) "501(c)(19) veterans organization" means " Eligible 501(c)(19) Veterans Organization" defined in Section 1 above; (vi) "eligible destination marketing organization" means "Eligible Destination Marketing Organization" as defined in Section 1 above; (vii) "housing cooperative" means "Eligible Housing Cooperative" as defined in Section 1 above; and (viii) "tribal business" means "Tribal Business" as defined in Section 1 above.
b.	Borrower is eligible to receive a loan under the PPP Rules, and Borrower has determined that Borrower is eligible to receive a loan under the PPP Rules. The parties eligible for a First Draw PPP Loan, and a Second Draw PPP Loan, under the PPP Rules as of January 22, 2021 are listed in Appendix B to this Addendum.
c.	Lender has been provided with, current as of the Effective Date, a list of owners of 20% or more of the equity of Borrower (in accordance with the instructions described in the "Instructions to completing this form" in the PPP Loan Application).

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d.	Neither Borrower or any owner of Borrower are presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this Loan transaction by any federal department or agency, or presently involved in any bankruptcy.
e.	Neither Borrower or any owner of Borrower, or any business owned or controlled by any of them, have ever obtained a direct or guaranteed loan from SBA or any other federal agency that is currently delinquent or has defaulted in the last 7 years and caused a loss to the government.
f.	Borrower has provided to Lender, current as of the Effective Date, a list of any businesses (including their tax identification numbers) in which the Borrower (or any owner of Borrower) is an owner of such businesses, or have common management (including a management agreement) with such businesses.
g.	If Borrower has received an SBA Economic Injury Disaster Loan between January 31, 2020 and April 3, 2020, then that fact was disclosed on the PPP Loan Application if the Loan is a First Draw PPP Loan.
h.	Neither Borrower (if an individual) or any individual owning 20% or more of the equity of the Borrower is subject to an indictment, criminal information, arraignment or other means by which formal criminal charges are brought in any jurisdiction, or presently incarcerated, or on probation or parole.
i.	Borrower (if an individual) or any owner of the Borrower have not (a) been convicted, (b) pleaded guilty, (c) pleaded nolo contendere, or (d) commenced any form of parole or probation (including probation before judgment): (i) within the last 5 years for any felony involving fraud, bribery, embezzlement or a false statement in a loan application or an application for federal financial assistance; or (ii) within the last year for any other felony
j.	The United States is the principal place of residence for all employees of Borrower included in the Borrower's payroll calculation on the PPP Loan Application.
k.	Borrower has read all of the statements and information included in the PPP Loan Application and this Addendum, and understands them.
I.	If Borrower is an individual, Borrower authorizes the SBA to request criminal record information about Borrower from criminal justice agencies for the purpose of determining Borrower's eligibility for programs authorized by the Small Business Act, as may be amended.
m.	The Borrower does not operate a business that is not eligible for a loan under the PPP Rules. The businesses not eligible for a First Draw PPP Loan, and a Second Draw PPP Loan, under the PPP Rules as of

January 22, 2021 are listed in Appendix B to this Addendum.

n.	The Borrower does not operate a business not eligible for a loan under the SBA 7(a) program under 13 CFR Section 120.110 (as may be modified from time to time) with the exception of paragraphs (a), (g) and (k) of 13 CFR Section 120.110, and described further in SBA's Standard Operating Procedure ("SOP") 50 10, (as may be modified from time to time). A weblink to 13 CFR 120.110 is included in Appendix A to this Addendum.
o.	If Borrower claims that it has no Affiliates as a result of affiliates qualifying as Waived Affiliates, and that Borrower is thus exempt from the SBA affiliation rules, Borrower hereby acknowledges and agrees that it has made a reasonable, good faith determination that the affiliates are Waived Affiliates and that Borrower is eligible for the Loan under the PPP Rules, including (without limitation) the applicable SBA affiliation rules, and all other SBA Loan Program Requirements (as defined by SBA) as may be applicable to loans made under the PPP.
p.	Borrower hereby acknowledges and agrees that it has determined that Borrower satisfies the size standards applicable to Borrower under the PPP Rules for obtaining a First Draw PPP Loan or Second Draw PPP Loan (as applicable) under the PPP Rules.
q.	With regard to all certifications and documentation that Borrower provides to Lender as required under the PPP Rules (including, without limitation, in connection with and included in the PPP Loan Application), Borrower attests that Borrower has accurately provided the certifications and documentation to Lender in accordance with the PPP Rules.
r.	With regard to any application Borrower submits to apply for forgiveness of the Loan pursuant to the PPP Rules, Borrower attests that it has accurately verified the payments for costs that are eligible for forgiveness under the PPP Rules.
s.	An agent disclosed on SBA Form 159, if any, is the only agent involved in the Loan transaction. If any such agent exists, the agent and Borrower shall execute the required Form 159.

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3.	Amendment to Loan Agreement. This Addendum amends and modifies certain provisions of the Loan Agreement. Except as expressly changed by this Addendum, the terms of the Loan Agreement with respect to other loans and obligations (other than this Loan) included in the definition of "Loan" provided in the Loan Agreement ("Other BL Obligations") remain unchanged and in full force and effect. Acceptance by Lender to this Addendum does not waive Lender's right to strict performance of the Other BL Obligations under the Loan Agreement as changed, nor obligate Lender to make any future change in terms.

In addition to incorporating this Addendum into the Loan Agreement, the below changes are made to the Loan Agreement.

a.	All references to "Note" in the Loan Agreement include, in addition to any other promissory notes included in the definition of "Note" in the Loan Agreement, the Note described in this Addendum.
b.	All references to "Loan" in the Loan Agreement include, in addition to any other loans and obligations included in the definition of "Loan" in the Loan Agreement, the Loan described in this Addendum.

c.	The following provisions of the Loan Agreement do not govern or apply to the Loan:

i.	The following subsections of the section titled "REPRESENTATIONS AND WARRANTIES" (if such subsections are included in the Loan Agreement): "Properties", "Hazardous Substances" and "Lien Priority";
ii.	The following subsections of the section titled "AFFIRMATIVE COVENANTS" (if such subsections are included in the Loan Agreement): "Guaranties", "Loan Proceeds", "Environmental Studies" and "Environmental Compliance and Reports"; and
iii.	The following subsections of the section titled "DEFAULT" (if such subsections are included in the Loan Agreement): "Defective Collateralization" and "Events Affecting Guarantor".
d.	The following provisions of the Loan Agreement will only govern and apply to the Loan described in this Addendum with regard to the portion of the principal of the Loan (and any interest accrued thereon) (a) for which the SBA determines Borrower was not eligible under the PPP, or (b) that is not forgiven by the SBA and for which the SBA does not honor its guarantee of the Loan:

i.	The following subsection of the section titled "REPRESENTATIONS AND WARRANTIES" (if such subsections are included in the Loan Agreement): "Taxes";
ii.	The following subsections of the section titled "AFFIRMATIVE COVENANTS" (if such subsections are included in the Loan Agreement): "Financial Records", "Financial Statements", "Insurance", "Insurance Reports", "Other Agreements", "Taxes, Charges and Liens", "Operations", "Life Insurance", "Compliance with Governmental Requirements", and "Additional Assurances";
iii.	The section titled "LENDER'S EXPENDITURES";
iv.	The following subsections of the section titled "NEGATIVE COVENANTS" (if such subsections are included in the Loan Agreement): "Indebtedness and Liens" and "Loans, Acquisitions and Guaranties"; and
v.	The following subsection of the section titled "MISCELLANEOUS PROVISIONS" (if such subsections are included in the Loan Agreement): "Attorneys' Fees; Expenses".

4.       Other Terms and Conditions.

a.	Loan Authorization. Borrower shall comply with any additional terms and conditions that may be added to the PPP Rules. Additionally, Borrower shall comply with any additional terms and conditions arising out of any Loan authorization issued by Lender or SBA in connection with the Loan, and if so issued Borrower hereby acknowledges receipt of the Loan authorization.
b.	Default. Borrower acknowledges that if Borrower defaults on the Loan, the SBA may be required to pay Lender under the SBA's guarantee of the Loan, and the SBA may then seek recovery on the Loan from Borrower (to the extent any balance remains after any loan forgiveness as described in Section 4.c below).
c.	Loan Forgiveness.

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i.	While the PPP Rules provide that the SBA may forgive a portion or all of the principal (and interest accrued thereon) of a loan obtained under the PPP, the Bank does not guarantee or otherwise promise or warrant that the SBA will forgive Borrower's Loan in whole or in part.
ii.	Should Borrower desire a portion or all of the principal (and interest accrued thereon) of the Loan to be forgiven by the SBA under the PPP, then Borrower must comply with the applicable requirements included in the PPP Rules and must apply for such amounts to be forgiven in accordance with the PPP Rules. Any amount of the principal (and interest accrued thereon) of the Loan not forgiven by the SBA is an obligation of Borrower under the Note and must be repaid to Lender in accordance with the terms of the Note.

d.	PPP Rules. Borrower is responsible for obtaining and reading all PPP Rules that have been issued on or before the Effective Date or that may be subsequently issued. Should Borrower need assistance understanding the requirements imposed on Borrower under the PPP Rules, including (without limitation) with respect to Borrower's eligibility for a loan under the PPP or to obtain forgiveness of the principal (and interest accrued thereon) of the Loan, then Borrower will take any steps necessary to understand such requirements, such as obtaining the advice of counsel at Borrower's cost. Lender is under no obligation to notify Borrower of any PPP Rules issued the SBA or Treasury, or to provide a copy of such issuances to Borrower.
e.	Reporting Agencies. Lender is required in accordance with the Debt Collection Improvement Act of 1996 and by SBA SOP 50 10 to report information relating to the extension of the Loan to consumer or commercial reporting agencies or bureaus, as appropriate (the "Reporting Agencies"). The Borrower acknowledges this requirement and further, by execution of this Addendum, agrees that the Lender may in the future report further information concerning the Loan, including delinquent payments, other Loan defaults, or charge offs to Reporting Agencies. This information may be reflected in reports issued by Reporting Agencies. Further, Borrower acknowledges and agrees that if the Borrower defaults on the SBA-guaranteed Loan and SBA suffers a loss Lender may be required to report any Loan charge offs to the Treasury's delinquent debtor databases.

f.	Execution. A signed copy of this Addendum or any other Loan Documents transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of such Loan Document for all purposes. Any party providing an electronic signature agrees to promptly execute and deliver to Lender an original signed copy of such Loan Document upon request. Borrower and any party signing on Borrower's behalf (references to "Borrower" in this Paragraph f. include any party signing on Borrower's behalf) agrees that Lender may contract and communicate electronically with Borrower, including the execution and retention of the Loan Documents electronically. Borrower agrees not to contest the authorization for, or validity or enforceability of, Lender's electronic records, contracts, and documents, or the admissibility of copies thereof, under any applicable law relating to whether certain agreements, files or records are to be in writing or signed by the party to be bound thereby. All Loan Documents that are signed electronically by Borrower (or on Borrower's behalf) shall be deemed to have been "signed" and will further constitute an "original" when printed from records established and maintained by Lender or Lender's authorized agent in the normal course of business. The words "execution," "signed," "signature," and words of like, as used in Loan Documents shall be deemed to include "Electronic Signatures" (as that term is defined below) to the extent permitted by applicable law. Borrower agrees that Electronic Signatures are valid and legally enforceable and will be admissible if introduced as evidence on paper in any judicial or other proceedings to the same extent and under the same conditions as if they contained a wet signature(s). An "Electronic Signature" means any electronic sound, symbol, or process, attached to or logically associated with any Loan Document executed or adopted by Borrower through electronic means, however evidenced, including but not limited to by clicking a checkbox that contains or is next to words indicating an intent to sign (such as clicking a checkbox next to "I Agree") or by signing a document electronically through a device (e.g., using a stylus, mouse or an individual's finger) or software program to imprint a signature electronically on a document retained in electronic form. Loan Documents which contain an Electronic Signature or are retained in electronic form, if introduced as evidence on paper in any judicial or other proceedings, will be admissible to the same extent and under the same conditions as other documentary business records. Upon Lender's written request, Borrower (or its representative) agrees to manually sign or place a wet signature(s) on any paper original of any Loan Document which contains Electronic Signature(s) which Lender provides to Borrower containing purported signature(s); provided, however, the failure to request or deliver the same shall not limit the effectiveness of such Loan Document.
g.	Costs. To the extent not prohibited by the PPP Rules, Borrower shall reimburse Lender for all of its out-of-pocket expenses including, without limitation, reasonable counsel fees and expenses, incident to the enforcement of any provision of the Loan Documents.

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h.	Cross-collateralization. To the extent not prohibited by the PPP Rules, with regard to the portion of the principal of the Loan (and any interest accrued thereon) for which the SBA determines Borrower was not eligible under the PPP, or that is not forgiven by the SBA and for which the SBA does not honor its guarantee of the Loan, and is not forgiven by the SBA, then (i) Borrower's obligations under the Loan Documents shall be subject to any cross-default and cross-collateralization provisions provided in any other agreements or instruments evidencing other loans or extensions previously made or that will be made by Lender to Borrower; and (ii) any guaranty made by any guarantors for any other obligations of Borrower to Lender in connection with other loans or extensions of credit previously made or that will be made by Lender to Borrower shall cover Borrower's obligations under the Loan Documents unless the guaranty is limited by its terms so as to not include Borrower's obligations under the Loan Documents.
i.	Validity of Loan Documents and Conflicts. This Addendum, other Loan Documents and any other instrument, document or agreement executed and delivered by Borrower in connection herewith will be valid, binding and enforceable in accordance with its terms. If the terms of any of the Loan Documents conflict with the PPP Rules, the PPP Rules shall govern to the extent of the conflict. If the PPP Rules are amended to make any provision of the Loan Documents invalid, Lender reserves the right to amend such provision so that it complies with such amended PPP Rules.

The undersigned is duly authorized by Borrower to execute and deliver this Addendum, the Note and all other Loan Documents, and the performance by the Borrower of the transactions herein contemplated are and will be within its powers, have been duly authorized by all necessary entity action, and are not and will not be in contravention of any order of court or other agency of government, of law or, if applicable, its organizing or governing documents, or any indenture, agreement or undertaking to which it is a party or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower. If the Borrower is an entity, then the undersigned represents, warrants, and certifies that the undersigned has been authorized by the governing body of the Borrower (such as the board of directors if the Borrower is a corporation, the managing member(s) or member(s) (as required under the Borrower's operating agreement to bind the Borrower with regard to the Loan and the Loan Documents) if the Borrower is a limited liability company, the partners(s) (as required under the Borrower's partnership agreement to bind the Borrower with regard to the Loan and the Loan Documents) if the Borrower is a partnership, etc.) to execute this Addendum and any other Loan Document.

IN WITNESS WHEREOF the undersigned have caused this Certification and Addendum to be executed as of the date first set forth herein.

BORROWER:

Telkonet Inc

By: /s/ Jason Tienor

Jason Tienor, President/CEO of Telkonet Inc

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APPENDIX A

Weblinks to PPP Releases, Select Laws and Select SBA Regulations

•	Certain PPP Rules (including the SBA's regulations, frequently asked questions, and certain guidance governing the PPP) may be found at: https://home.treasury.gov/policy-issues/cares/assistance-for-small-businesses

•	13 CFR Section 121.103 available at: https://www.ecfr.govicgi-binnext- idx?rgn=div5;node=13%3A1.0.1.1.17#se13.1.121 1103

•	13 CFR Section 121.105 available at: https://www.ecfr.govicgi-

bintretrieveECFR?gp=&SID=3d9eda6b8ef450a79861b71d767af769&mc=true&n=sp13.1.121.a&r=SUBPART&tV= HTML#se13.1.121 1105

•	13 CFR Section 120.110 available at" https://www.ecfr.govicgi-

bin/retrieveECFR?gp=1&SID=7ae95095f7555819d3fcebd099b978e9&tv=HTML&h=L&mc=true&r=SUBJGRP&n=s g13.1.120 1105.sg3

•	13 CFR Section 121.301 available at: https://www.ecfr.govicgi-bin/text- idx?rgn=div5;node=13%3A1.0.1.1.17#se13.1.121 1301

•	PPP Consolidated IFR (SBA's interim final rule published in the federal register on January 14, 2021, and entitled "Business Loan Program Temporary Changes; Paycheck Protection Program as Amended by Economic Aid Act" (86 FR 3692)): available at https://www.sba.gov/document/policv-guidance-ifr-pavcheck-protection-program-pPP-amended-economic-aid-act.

•	PPP Second Draw IFR (SBA's interim final rule published in the federal register on January 14, 2021, and entitled "Business Loan Program Temporary Changes; Paycheck Protection Program Second Draw Loans" (86 FR 3712)) available at: https://www.sba.govidocumentipolicv-guidance-ifr-pavcheck-protection-program-ppp-second-draw-loans.

•	Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act, as part of the Consolidated Appropriations Act of 2021 (H.R. 133; Public Law No: 116-260), available at: https://www.congress.govibill/116th-congress/house-bill/133/text.

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APPENDIX B

Eligible and Ineligible Parties for PPP Loans

Eligible Parties for PPP Loans

The parties eligible for a loan under the PPP Rules as of January 22, 2021 are as follows (which may be amended or supplemented by subsequent amendments to the PPP Rules):

a.       For a First Draw PPP Loan, the applicant, together with its Affiliates (as applicable), is one of the following:

•	A "small business concern" under the applicable revenue-based size standard established by SBA in 13 CFR 121.201 for the applicant's industry, or under the Alternative Size Standard; or
•	An independent contractor, eligible self-employed individual or sole proprietor; or
•	Any of the following that employ no more than the greater of 500 employees or (if applicable) meet the size standard established in 13 CFR 121.201:
■	A Business Concern;
■	A 501(c)(3) a tax-exempt nonprofit organization;
■	A 501(c)(19) tax-exempt veterans organization; or
■	A Tribal Business; or
•	Any one of the following:
■	An Eligible Housing Cooperative that employs no more than 300 employees;
■	An Eligible 501(c)(6) Organization that employs no more than 300 employees;
■	An Eligible Destination Marketing Organization that employs no more than 300 employees;
■	An Eligible News Organization that employs no more than 500 employees (or, if applicable, meets the size standard in number of employees established under 13 CFR 121.201 for the industry) per location; or
•	Another type of entity specifically provided for under the PPP rules; and
•	Meets all requirements under the PPP Rules for eligibility for a loan under the PPP Rules

b.       For a Second Draw PPP Loan:

•	The applicant is one of the following:
■	A business Concern, independent contractor, eligible self-employed individual, sole proprietor, nonprofit organization eligible for a First Draw PPP Loan (discussed in Paragraph a. above), veterans organization, Tribal Business or small agricultural cooperative; or
■	An Eligible Housing Cooperative, Eligible 501(c)(6) Organization, Eligible Destination Marketing Organization or Eligible News Organization; and
•	The applicant, together with its Affiliates (as applicable), employs not more than 300 employees.

Businesses Not Eligible Parties for PPP Loans

The businesses not eligible for a loan under the PPP Rules as of January 22, 2021 are as follows (which may be amended or supplemented by subsequent amendments to the PPP Rules):

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a.       With regard to First Draw PPP Loans, the following:

•	Businesses engaged in any activity that is illegal under federal, state or local law;
•	Businesses that are a household employer (i.e., individuals who employ household employees such as nannies or housekeepers);
•	Businesses that have an owner with 20 percent or more of the equity of the business that: (i) is presently incarcerated or, for any felony, presently subject to an indictment, criminal information, arraignment or other means by which formal criminal charges are brought in any jurisdiction; or (ii) has been convicted of, pleaded guilty or nolo contendere to, or commenced any form of parole or probation (including probation before judgment) for a felony involving fraud, bribery, embezzlement or a false statement in a loan application or an application for federal financial assistance within the last five years or any other felony within the last year;
•	A businesses, or any other business owned or controlled by such business or its owners, has ever obtained a direct or guaranteed loan from the SBA or any other federal agency that is currentlydelinquent or has defaulted within the last seven years and caused a loss to the government;
•	A business or organization that was not in operation on February 15, 2020;

•	A business that has received or will receive a grant under the Shuttered Venue Operator Grant program under Section 324 of the EAA;
•	Covered EAA Section 322 Entities;

•	Entities that are publicly traded with its securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 USC 78f); or
•	A business that has been permanently closed.

b.       With regard to Second Draw PPP Loan, the following:

•	Any business described in Paragraph a. above;
•	A Business Concern or entity primarily engaged in political activities or lobbying activities, as defined in Section 3 of the Lobbying Disclosure Act of 1995 (2 USC 1602), including any entity that is organized for research or for engaging in advocacy in areas such as public policy or political strategy or otherwise describes itself as a think tank in any public documents;
•	A Business Concern or entity: (i) for which an entity created in or organized under the laws of the People's Republic of China or the Special Administrative Region of Hong Kong, or that has significant operations in the People's Republic of China or the Special Administrative Region of Hong Kong, owns or holds, directly or indirectly, not less than 20 percent of the economic interest of the Business Concern or entity, including as equity shares or a capital or profit interest in a limited liability company or partnership; or (ii) that retains, as a member of the board of directors of the Business Concern or entity, a person who is a resident of the People's Republic of China;
•	A business or individual required to submit a registration statement under Section 2 of the Foreign Agents Registration Act of 1938 (22 USC 612); or
•	A business or individual that has previously received a Second Draw PPP Loan.

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